Exhibit (h)(v)(B)

Schedule A

to the Operating Services Agreement

between the Direxion Funds and Rafferty Asset Management, LLC

Funds (with respect to Investor Class Shares)
Direxion Monthly S&P 500® Bull 2X Fund	0.35%
Direxion Monthly S&P 500® Bear 2X Fund	0.35%
Direxion Monthly NASDAQ-100® Bull 2X Fund	0.35%
Direxion Monthly Latin America Bull 2X Fund	0.35%
Direxion Monthly Small Cap Bull 2X Fund	0.35%
Direxion Monthly Small Cap Bear 2X Fund	0.35%
Direxion Monthly Emerging Markets Bull 2X Fund	0.35%
Direxion Monthly Natural Resources Bull 2X Fund	0.35%
Direxion Monthly 7-10 Year Treasury Bull 2X Fund	0.35%
Direxion Monthly 7-10 Year Treasury Bear 2X Fund	0.35%
Direxion Monthly China Bull 2X Fund	0.35%
Direxion Monthly Energy Bull 2X Fund	0.35%
Direxion Monthly Energy Bear 2X Fund	0.35%
Direxion Monthly NASDAQ Biotechnology Bull 2X Fund	0.35%
Direxion Monthly Gold Bull 2X Fund	0.35%
Direxion Monthly Gold Bear 2X Fund	0.35%
Direxion Monthly Silver Bull 2X Fund	0.35%
Direxion Monthly Silver Bear 2X Fund	0.35%
Direxion Monthly MSCI Europe Bull 2X Fund	0.35%
Direxion Monthly MSCI EAFE Bull 2X Fund	0.35%

Direxion Monthly MSCI Europe Bear 1.25X Fund	0.15%
Direxion Monthly NASDAQ Biotechnology Bear 1.25X Fund	0.15%
Direxion Monthly NASDAQ-100® Bull 1.25X Fund	0.15%
Direxion Monthly NASDAQ-100® Bear 1.25X Fund	0.15%
Direxion Monthly MSCI EAFE Bear 1.25X Fund	0.15%

Direxion Monthly 25+ Year Treasury Bull 1.2X Fund	0.10%
Direxion Monthly High Yield Bull 1.2X Fund	0.35%

Direxion NASDAQ-100® Bull 1X Fund	0.05%

Direxion Monthly 25+ Year Treasury Bear 1X Fund	0.10%
Direxion Dynamic HY Bond Fund	0.35%
Direxion Indexed CVT Strategy Fund	0.35%

Funds (with respect to A Class Shares)
Direxion Indexed Commodity Strategy Fund	0.16%
Direxion Indexed Managed Futures Strategy Fund	0.25%

Funds (with respect to Institutional Class Shares)
Direxion Indexed Commodity Strategy Fund	0.16%
Direxion Indexed Managed Futures Strategy Fund	0.25%

Funds (with respect to C Class Shares)
Direxion Indexed Commodity Strategy Fund	0.16%
Direxion Indexed Managed Futures Strategy Fund	0.25%

Last Revised: August 23, 2016